Exhibit 10.1
INCENTIVE FEE WAIVER AGREEMENT

This Incentive Fee Waiver Agreement (the “Agreement”) is made on this 28th day of May 2026, by and between Nuveen Churchill Private Capital Income Fund (the “Fund”) and Churchill PCIF Advisor LLC, the Fund’s investment adviser (the “Adviser”). Capitalized terms used but not defined herein shall have the meaning ascribed to them in the Advisory Agreement (as defined below).

WITNESSETH:

WHEREAS, the Fund is a closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the Fund and the Adviser entered into that certain Investment Advisory Agreement, dated May 28, 2024, by and between the Fund and the Adviser (as amended on July 30, 2025, the “Advisory Agreement”), pursuant to which the Adviser provides investment advisory services to the Fund; and

WHEREAS, the Fund and the Adviser have determined that it is appropriate and in the best interests of the Fund to partially waive the incentive fee on income (the “Income Based Incentive Fee”) that may be payable by the Fund to the Adviser under the Advisory Agreement pursuant to the terms and for the period set forth herein.

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the parties hereby agree as follows:

1.Partial Waiver of Income Based Incentive Fee Payable under the Advisory Agreement

(a)The Adviser hereby agrees to waive 50% of the Income Based Incentive Fee payable to the Adviser pursuant to Section 7(b)(i) of the Advisory Agreement for the period beginning April 1, 2026 and ended April 30, 2026.

(b)For the avoidance of doubt, the purpose of this Agreement is to provide the Fund with a partial waiver in connection with the Income Based Incentive Fee payable by the Fund to the Adviser for the period set forth in Section 1(a) of this Agreement and does not amend the calculation of the Income Based Incentive Fee as set forth in the Advisory Agreement. Other than the partial waiver granted herein by the Adviser, the terms of the Advisory Agreement shall be in full force and effect.
2.Duration and Termination of this Agreement

(a)Term and Effectiveness. This Agreement shall become binding as of the date of its execution by the parties (the “Effective Date”). Upon the Effective Date, the terms of the Advisory Agreement will remain in full force and effect, subject to the partial fee waiver set forth in Section 1 of this Agreement. This Agreement shall remain in effect for the period set forth in Section 1(a) of this Agreement, unless extended by mutual written agreement of the Fund and the Adviser.

(b)Termination. This Agreement may be terminated at any time, without the payment of any penalty: (i) by the Fund upon 60 days’ written notice to the Adviser by the vote of the Board of Trustees

Execution Version
of the Fund; or (ii) by the Adviser upon not less than 120 days’ written notice to the Fund. This Agreement and the rights and duties of a party hereunder may not be assigned, including by operation of law, by a party without the prior consent of the other party and this Agreement automatically shall terminate in such event. The provisions of Section 1 of this Agreement shall remain in full force and effect, and the Adviser shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement.

3.Notices

Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at the address listed below or at such other address for a party as shall be specified in a notice given in accordance with this Section 3:

To the Fund:

Attn: John D. McCally, Vice President and Secretary
375 Park Avenue, 9th Floor
New York, NY 10152

To the Adviser:

Attn: John D. McCally, Senior Managing Director and General Counsel
375 Park Avenue, 9th Floor
New York, NY 10152

4.Amendments of this Agreement

This Agreement may be amended by mutual written consent of the parties. This Agreement automatically shall terminate upon the dissolution of the Fund.

5.Counterparts

This Agreement may be executed in counterparts, each of which shall be deemed to be an original copy and all of which together shall constitute one and the same instrument binding on all parties hereto, notwithstanding that all parties shall not have signed the same counterpart.

6.Governing Law

This Agreement shall be construed in accordance with laws of the State of New York and the applicable provisions of the 1940 Act, if any. To the extent that the applicable laws of the State of New York or any of the provisions herein conflict with the applicable provisions of the 1940 Act, if any, the latter shall control.

7.Entire Agreement

This Agreement and the Advisory Agreement contain the entire agreement of the parties and supersedes all prior agreements, understandings and arrangements with respect to the subject matter hereof.

Execution Version
[signature page to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

NUVEEN CHURCHILL PRIVATE CAPITAL INCOME FUND

By: /s/ John D. McCally
Name: John D. McCally
Title: Vice President and Secretary

CHURCHILL PCIF ADVISOR LLC

By: /s/ John D. McCally
Name: John D. McCally
Title: Vice President and Secretary

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